                                                           Exhibit No. EX-99.a.2

                              CERTIFICATE OF TRUST
                                       OF
                     DIMENSIONAL EMERGING MARKETS VALUE FUND

     This  Certificate  of Trust of Dimensional  Emerging  Markets Value Fund, a
statutory trust (the "Trust"),  executed by the undersigned trustees,  and filed under and in accordance with the provisions of the Delaware  Statutory Trust Act
(12 Del. C. §3801 et seq.) (the "Act"), sets forth the following:

     FIRST:  The  name of the  statutory  trust  formed  hereby  is  Dimensional
     Emerging Markets Value Fund.

     SECOND:  The name and address of the Trust's  Registered Agent in the State of  Delaware  is The  Corporation  Trust  Company,  located at 1209  Orange
     Street, Wilmington, Delaware 19801.

     THIRD:  The Trust  formed  hereby is or will become  within 180 days of its first issuance of beneficial  interests,  an investment  company registered under the Investment Company Act of 1940, as amended (15 U.S.C. §§80a-1 et seq.).

     FOURTH:  Pursuant  to  Section  3804 of the Act,  the  debts,  liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise  existing  with respect to a particular  series,  whether such series is now authorized and existing pursuant to the governing  instrument of the Trust or is  hereafter  authorized  and  existing  pursuant  to said governing  instrument,  shall be enforceable  against the assets associated with such series only, and not against the assets of the Trust generally or any  other  series  thereof,  and,  except  as  otherwise  provided  in the governing  instrument  of  the  Trust,  none  of  the  debts,  liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or  otherwise  existing  with  respect to the Trust  generally or any other series thereof shall be enforceable against the assets of such series.

     IN WITNESS WHEREOF, the undersigned,  being the sole trustees of the Trust, have duly executed this  Certificate  of Trust as of the 18th day of March 2009.
This instrument may be signed in one or more counterparts.

/s/David G. Booth                 /s/Rex A. Sinquefield
David G. Booth                    Rex A. Sinquefield
Trustee                           Trustee

/s/George M. Constantinides       /s/Robert C. Merton
George M. Constantinides          Robert C. Merton
Trustee                           Trustee

/s/John P. Gould                  /s/Myron S. Scholes
John P. Gould                     Myron S. Scholes
Trustee                           Trustee

/s/Roger G. Ibbotson              /s/Abbie J. Smith
Roger G. Ibbotson                 Abbie J. Smith
Trustee                           Trustee